Exhibit 4.5

AMENDMENT No. 4 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 4 (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement is dated as of April 20, 2011 and amends the Amended and Restated Investors’ Rights dated as of July 3, 2008, as amended on February 2, 2011 and March 25, 2011 (the “Rights Agreement”) by and among Impinj, Inc., a Delaware corporation (the “Company”), the investors named in Exhibit A attached thereto, the investors named in Exhibit B attached thereto, the investors named in Exhibit C attached thereto, the investors named in Exhibit D attached thereto, the investors named in Exhibit E attached thereto (the “Investors”), Carver Mead, Christopher Diorio and Todd Humes (collectively, the “Parties”). All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Rights Agreement.

RECITALS

WHEREAS, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated February 8, 2011 (the “Second Amendment”) provides that the Rights Agreement was amended as of May 7, 2010, and Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 25, 2011 provides that the Rights Agreement was amended as of May 7, 2010 and February 8, 2011.

WHEREAS, Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, to be dated May 7, 2010, was never executed (the “First Amendment”).

WHEREAS, the Second Amendment should have been dated February 2, 2011, but due to a scrivener’s error, the Second Amendment was dated as of February 8, 2011.

WHEREAS, Section 1.1(b)(ii) of the Rights Agreement provides that the definition of Registrable Securities includes shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock issued or issuable upon exercise of the Warrants to Purchase Stock issued to Silicon Valley Bank on May 7, 2010 and February 2, 2011 and the shares of Common Stock issued or issuable upon exercise of the Warrant to Purchase Stock issued to SVB on March 25, 2011.

WHEREAS, the Warrants to Purchase Stock were issued to Silicon Valley Bank on June 2, 2010, February 2, 2011 and March 25, 2011, but due to a scrivener’s error, the issuance dates were listed as May 7, 2010, February 2, 2011 and March 25, 2011.

WHEREAS, Section 1.13 of the Rights Agreement provides that the Company will not, without the consent of the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock (the “Requisite Investors”), grant to any person certain registration rights;

WHEREAS, the parties desire to amend Section 1.14 of the Rights Agreement with respect to the market stand-off obligations of Holders under the Rights Agreement in connection with the initial public offering of the Company’s securities;

WHEREAS, Section 3.3 of the Rights Agreement provides that any term thereof may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock, and any amendment or waiver effected in accordance with Section 3.3 of the Rights Agreement shall be binding upon each party to the Rights Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of Rights Agreement

(a) Amendment and Restatement of Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(b). The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock and any shares of capital stock, including any Founders’ Stock (as defined below), hereafter acquired by any Series A Holder, Series B Holder, Series C Holder, Series D Holder or Series E Holder, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock (the “SVB Shares”) issued or issuable upon exercise of the Warrants to Purchase Stock issued to Silicon Valley Bank (“SVB”) on June 2, 2010 and February 2, 2011 and the shares of Common Stock issued or issuable upon exercise of the Warrant to Purchase Stock issued to SVB on March 25, 2011 (together, the “SVB Warrants”), provided, however, that for the purposes of Section 1.2, 1.4, 1.7(a), 1.7(c), 1.13 and 2.2, the SVB Shares and any shares described in (v) below attributable to the SVB Shares shall not be deemed Registrable Securities and SVB shall not be deemed a Holder, (iii) the shares of Common Stock issued to the Founders (the “Founders’ Stock”), provided, however, that for the purposes of Section 1.2, 1.4, 1.7(a), 1.7(c), 1.13 and 2.2, the Founders’ Stock and any shares described in (v) below attributable to the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (iv) the shares of Common Stock issuable or issued to Horizon upon exercise of the Horizon Warrant, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, provided, however, that for purposes of Section 1.2 and Section 1.4, Horizon may not initiate a registration request but may otherwise participate in any registration requested by the initiating Holders, and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii) and (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or

2

underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;”

(b) Amendment and Restatement of Section 1.14(a). Section 1.14(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon the request of the underwriters managing such offering of the Company’s securities, each Holder shall not, without the prior written consent of the Company and the managing underwriters, offer, pledge, sell, contract to sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any securities of the Company held by such Holder (other than those covered by the registration statement for such initial public offering) during the one hundred eighty (180) day-period following the date of the final prospectus relating to the initial public offering of the Company’s securities, or such other period as may be requested by the Company or any underwriter managing such offering to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Notwithstanding the foregoing, the preceding restrictions shall not apply to any Holder unless all officers and directors of the Company and holders of at least ten percent (10%) of the Company’s voting securities have either entered into similar agreements or are bound by the provisions of this Section 1.14(a). Further, if (i) during the last 17 days of the period described in the preceding sentence, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the period described in the preceding sentence, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period; the restrictions imposed by this Section 1.14(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The obligations described in this Section 1.14(a) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future, or a transaction pursuant to Rule 145 under the Securities Act. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 1.14(a).”

(c) Amendment and Restatement of Section 1.14(b). Section 1.14(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(b) No Holder shall engage in any transaction that may be restricted by Section 1.14(a) during the 34-day period beginning on the last day of the initial one hundred eighty (180) day period described in the first sentence of Section 1.14(a) unless such Holder requests and receives prior written confirmation from the Company or any underwriter managing such offering that the restrictions imposed by Section 1.14(a) have expired. The Company shall not unreasonably

3

withhold, condition or delay a response, complying with Section 3.4, to a written request for the confirmation that the restrictions imposed by this Section 1.14(a) have expired.”

(d) Amendment to Amendment Dates. The preamble to the Rights Agreement shall reflect that the Rights Agreement was amended on February 2, 2011, March 25, 2011 and the date hereof.

2. Ratification and Waiver of Granting Registration Rights. The Requisite Investors hereby ratify, consent, and waive the right to prior consent to the granting of registration rights for the warrant to purchase stock issued to Silicon Valley Bank of June 2, 2010, for which prior consent was not received.

3. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Amendment has been taken as of the date first set forth above.

4. Each Party acknowledges that this Amendment, when executed and delivered by such Party, shall constitute a valid and binding obligation of such Party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

5. This Amendment shall become effective upon: (i) its execution by the Company and (ii) the holders of a majority of the outstanding Registrable Securities, not including the Founders’ Stock.

6. Except as expressly modified hereby, the Rights Agreement shall remain in full force and effect in accordance with its respective, original terms.

7. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(Remainder of Page Intentionally Left Blank)

4

This Amendment No. 4 to Amended and Restated Investors’ Rights Agreement is executed as of the date first set forth above.

COMPANY:

IMPINJ, INC.

By:	/s/ William T. Colleran
William T. Colleran, Ph.D.
Chief Executive Officer

Address:	701 N. 34th Street
Suite 300
Seattle, WA 98103

Fax: (206) 517-5262

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

POLARIS VENTURE PARTNERS III, L.P.
a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT
CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

POLARIS VENTURE PARTNERS
ENTREPRENEURS’ FUND III, L.P. a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT
CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

POLARIS VENTURE PARTNERS
FOUNDERS’ FUND III, L.P.
a Delaware Limited Partnership

By:	POLARIS VENTURE MANAGEMENT
CO. III, L.L.C., ITS GENERAL PARTNER
a Delaware Limited Liability Company

By:	/s/ William E. Bilodeau

William E. Bilodeau
Attorney-In Fact

Address:	1000 Winter Street
Suite 3350
Waltham, MA 02451

Phone:	(781) 290-0770
Fax:	(781) 290-0880

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

ARCH VENTURE FUND V, L.P.

By:	ARCH Venture Partners V, L.P.
its General Partner

By:	ARCH Venture Partners V, LLC
its General Partner

By:	/s/ Keith Crandell

Name:	Keith Crandell
Title:	Managing Director

Address:	8725 W. Higgins Road
Suite 290
Chicago, IL 60631

Fax:	(773) 380-6606

ARCH V ENTREPRENEURS FUND, L.P.

By:	ARCH Venture Partners V, L.P.
its General Partner

By:	ARCH Venture Partners V, LLC
its General Partner

By:	/s/ Keith Crandell

Name:	Keith Crandell
Title:	Managing Director

Address:	8725 W. Higgins Road
Suite 290
Chicago, IL 60631

Fax:	(773) 380-6606

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

MADRONA VENTURE FUND I-A, LP

By:	Madrona Investment Partners, LLC,
Its General Partner

By:	/s/ Tom A. Alberg

Name:	Tom A. Alberg
Title:	Managing Director

Address:	1000 Second Avenue, Suite 3700
Seattle, WA 98104”

Fax:	(206) 674-8703

MADRONA VENTURE FUND I-B, LP

By:	Madrona Investment Partners, LLC,
Its General Partner

By:	/s/ Tom A. Alberg.

Name:	Tom A. Alberg
Title:	Managing Director

Address:	1000 Second Avenue, Suite 3700
Seattle, WA 98104

Fax:	(206) 674-8703

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

MADRONA MANAGING DIRECTOR
FUND, LLC

By:	/s/ Tom A. Alberg.

Name:	Tom A. Alberg
Title:	Managing Director

Address:	1000 Second Avenue, Suite 3700
Seattle, WA 98104

Fax: (206) 674-8703

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

MOBIUS Technology Ventures VI L.P.

SOFTBANK U.S. Ventures Fund VI L.P.

MOBIUS Technology Ventures
Advisors Fund VI L.P.

MOBIUS Technology Ventures
Side Fund VI L.P.

By: MOBIUS VI LLC, General Partner

By:	/s/ Bradley A. Feld

Name:	Bradley A. Feld
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

GF PRIVATE EQUITY GROUP, LLC

By:

James Thompson
President and COO

Address:	175 Mercado Street
Suite 201
Durango, Colorado 81301

Fax: (970) 764-6301

[SIGNATURE PAGE TO AMENDMENT No. 4

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]